Exhibit 10.2

AGREEMENT FOR ADVANCES, COLLATERAL PLEDGE AND SECURITY AGREEMENT

(SPECIFIC LIEN - DELIVERY)

This AGREEMENT FOR ADVANCES, COLLATERAL PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into by and between Voya Retirement Insurance and Annuity Company (the “Member”) and the FEDERAL HOME LOAN BANK OF BOSTON (the “Bank”). This Agreement shall be effective as of the last signature date set forth below.

WHEREAS, the Bank, subject to the provisions of the Federal Home Loan Bank Act (as in effect from time to time, the “Bank Act”), the rules and regulations of the Bank’s primary federal regulator (as in effect from time to time, the “Federal Regulations”), and the Bank’s policies and procedures, is authorized to make available to its members Advances and Other Credit Products;

WHEREAS, the Member desires from time to time to apply for such Advances and Other Credit Products that may be available to it; and

WHEREAS, the Bank requires, among other things, that such Advances and Other Credit Products be secured pursuant to this Agreement, and the Member agrees to provide such security as requested by the Bank by the means set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound, the Member and the Bank agree as follows:

1.	Definitions.

As used herein, the following terms shall have the following meanings:

“Advances” means any and all loans, advances of funds, or other extensions of credit now or hereafter made by the Bank to the Member, including all loans, advances of funds, or extensions of credit made by the Bank to the Member prior to the date hereof.

“Affiliate” means any business entity that controls, or is controlled by, or is under common control with the Member.

“Authorized Person” shall have the meaning set forth in Section 2(f) hereof.

“Boston Banking Business Day” means any day on which the Bank is open for business.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” shall have the meaning set forth in Section 3 hereof.

“Collateral Account” shall have the meaning set forth in Section 3(c) hereof.

“Collateral Maintenance Level” means such aggregate value of Eligible Collateral as is specified in writing by the Bank to the Member from time to time as being the Collateral Maintenance Level that the Member is required to maintain hereunder. The Bank may increase or decrease the Collateral Maintenance Level at any time in its discretion.

“Confirmation” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Correspondent Services Agreement” means that certain Correspondent Services Agreement executed by and between the Member and the Bank.

“Cost of Funds” shall have the meaning set forth in Section 2(d)(iii) hereof.

“Cut-off Time” shall have the meaning set forth in Section 2(d)(iii) hereof.

“Eligible Collateral” means Collateral that is: (a) eligible to be pledged by the Member to the Bank in accordance with the Products and Solutions Guide; and (b) acceptable to the Bank in the Bank’s sole discretion.

“Event of Default” shall have the meaning set forth in Section 7(a) hereof.

“Gross Amount Basis” shall have the meaning set forth in Section 2(d)(iii) hereof.

“IDEAL Way Account” shall have the meaning set forth in Article I of the Correspondent Services Agreement.

“Indebtedness” means all obligations, liabilities or indebtedness of the Member to the Bank, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or hereafter at any time created, arising or incurred, under this Agreement, the Correspondent Services Agreement, any Other Credit Product Agreement, funding agreement, application, commitment, or other agreement or document governing an Advance, Other Credit Product or any other products or services (including, without limitation, safekeeping, operating and other correspondent services) provided to the Member by the Bank , any amendments to any of the foregoing agreements or documents and any obligations under indemnification provisions in any such agreements or documents, and any renewal, extension or substitution of any such obligations, liabilities and indebtedness.

“Internet Portal Service” shall have the meaning set forth in Article I of the Correspondent Services Agreement.

“Material Adverse Event” shall have the meaning set forth in Section 4(g) hereof.

“Mortgages” shall have the meaning set forth in Section 3(b) hereof.

“Mortgage Notes” shall have the meaning set forth in Section 3(b) hereof.

“Net Amount Basis” shall have the meaning set forth in Section 2(d)(iii) hereof.

“Other Credit Products” means any and all commitments or obligations under which the Bank agrees to make Advances to the Member or payments on behalf of or for the account of the

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Member, including, without limitation, letters of credit, guarantees or other arrangements intended to facilitate transactions between the Member and third parties, or under which the Bank enters into a credit or financial accommodation, agreement or other arrangement with the Member, including, without limitation, interest rate exchange transactions (such as interest rate swap, cap, collar and floor agreements) and such other products or services as may be offered by the Bank from time to time pursuant to the Products and Solutions Guide and irrespective of whether the Bank's obligation is contingent or conditional.

“Other Credit Product Agreement” means a writing or electronic transmission in such form as shall be specified by the Bank, executed by the Member and, in certain instances, the Bank, and setting forth the obligations of the Member and, in certain instances, the Bank, including, without limitation, any reimbursement agreement, interest rate exchange agreement, confirmation, application, notice, advice or other instrument between the Bank and the Member.

“Products and Solutions Guide” means the Bank’s Products and Solutions Guide, as in effect from time to time (a copy of which is available on the Bank’s website).

“Repayment Date” shall have the meaning set forth in Section 2(d)(iii) hereof.

“Spread” shall have the meaning set forth in Section 2(d)(iii) hereof.

“Superseded Agreements” shall have the meaning set forth in Section 21 hereof.

2.	Advances and Other Credit Products.

a.
Advances. During the term hereof, the Member shall abide by the terms and conditions set forth in this Agreement, including, without limitation, this Section 2, to receive the Advance products offered by the Bank from time to time. In addition to the terms and conditions of this Agreement, Advances granted hereunder are subject to the terms and conditions specific to the relevant type of advance as set forth in a Confirmation, as well as the terms and conditions of the Products and Solutions Guide, the Federal Regulations, and the Bank Act. The Products and Solutions Guide, the Federal Regulations and the Bank Act shall be deemed to be incorporated by reference into this Agreement.

i.
Applications for Advances. Requests for an Advance hereunder shall be made via telephone or via an Internet Portal Service offered by the Bank to its members for such purpose. All requests for Advances made via an Internet Portal Service shall be subject to, among other things, the terms and conditions set forth in Article 9 of the Correspondent Services Agreement. Both the Bank and the Member may electronically record all telephonic requests for an Advance as well as any other telephone conversations relating to any such Advance.

ii.
Confirmations. Once the Bank has determined to honor a request from the Member for an Advance (whether made via telephone or via an Internet Portal Service), and subject to Section 2(j) hereof, the Bank shall provide the Member with a Confirmation of Terms stating the interest rate, maturity date and other terms of such Advance, including, without limitation, any prepayment fee applicable to such Advance (a “Confirmation”). The Member hereby consents to the Bank’s delivery of any Confirmation either (A) in hard copy form via any of

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the delivery methods set forth in Section 11 hereof, or (B) in electronic form via an Internet Portal Service offered by the Bank to its members for such purpose. Each Confirmation shall form a part of and be subject to this Agreement. Unless either the Bank or the Member notifies the other party of a discrepancy between the Member’s Advance request and the corresponding Confirmation within ten (10) Business Days of the Bank’s delivery of such Confirmation to the Member, the terms of such Confirmation shall be binding upon the Member. After such time, the Member shall be estopped from challenging such Confirmation on any grounds, and from denying its obligation to repay the Advance evidenced by such Confirmation, any interest thereon, and any expenses, fees, charges or other amounts applicable thereto, in each case, pursuant to the terms of this Agreement.

b.
Other Credit Products. During the term hereof, the Member shall abide by the terms and conditions set forth in this Agreement, including, without limitation, this Section 2, to receive Other Credit Products offered by the Bank from time to time. Each Other Credit Product shall be based upon and evidenced by an Other Credit Product Agreement that has been executed by the Member and, in certain instances, the Bank. In addition to the terms and conditions of this Agreement and the applicable Other Credit Product Agreement, each Other Credit Product shall be subject to the terms and conditions of the Products and Solutions Guide, the Federal Regulations and the Bank Act.

c.	Representations, Warranties, and Covenants Regarding Advances and Other Credit Products. The Member hereby represents, warrants and covenants that:

i.	it is in compliance with all the terms and conditions contained in this Agreement, any Other Credit Product Agreement, the Products and Solutions Guide, the Federal Regulations, and the Bank Act;

ii. it maintains, and will continue to maintain, the terms of all Advances and Other Credit Products granted hereunder on its corporate books and records;

iii. it maintains, and will continue to maintain, sufficient Eligible Collateral to fully secure all outstanding Advances and Other Credit Products as required by this Agreement, the Products and Solutions Guide, the Federal Regulations, and the Bank Act;

iv.	it is not subject to any formal enforcement actions with respect to any relevant regulatory body;

v.
it expressly understands and agrees that the Member’s management, through hedges or otherwise, of any interest rate or other exposure associated with the Member’s receipt of Advances and Other Credit Products shall be at the Member’s sole risk, expense and liability;

vi.
any Authorized Person that requests an Advance or Other Credit Product on behalf of the Member is familiar with the Member’s level of knowledge and experience in financial and business matters as they relate to the Member’s ability to evaluate the merits and risks of such Advance or Other Credit Product, as

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applicable, including, without limitation, any options or derivatives that may be embedded in the Advance or Other Credit Product, as applicable;

vii. the board of directors of the Member has established risk management and capital policies, and the Member’s use of any Advance or Other Credit Product has been duly authorized and approved by an appropriate officer of the Member;

viii. it expressly understands and agrees there are certain interest rate and liquidity risks associated with the use of Advances and Other Credit Products, and there are circumstances in which use of an Advance or Other Credit Product may increase the Member’s risk profile in these areas;

ix.
notwithstanding any general information that the Bank may give the Member about any Advance or Other Credit Product, the Member understands that the Bank is not a financial or investment advisor or fiduciary to the Member;

x.
the Member is fully capable of evaluating both the merits and risks associated with use of any Advance or Other Credit Product, and, in fact, the Member has independently reviewed these merits and risks and the suitability for the Member’s use of any Advance or Other Credit Product requested by the Member;

xi.
the Member has not relied, and will not rely, upon any analysis or advice from the Bank in assessing the merits or risks associated with the use of any Advance or Other Credit Product or the suitability of any Advance or Other Credit Product for the Member’s use (without limiting the foregoing, the Member represents, warrants and covenants that the Member has not relied, and will not rely, upon any understandings with the Bank concerning the circumstances under which the Bank may or may not exercise its rights with respect to any Advance or Other Credit Product, other than those set forth in writing in the documents governing such Advance or Other Credit Product); and

xii. the use by the Member of any Advance or Other Credit Product is not the result of any direct solicitation or recommendation by the Bank, but is the result of the Member’s request arising from the ongoing business relationship between the Member and the Bank.

If, at any time during the term of this Agreement, any of the foregoing representations or warranties cease to be true, the Member shall immediately notify the Bank in writing. The Member shall be deemed to have repeated each of the foregoing representations, warranties and covenants every time any Advance or Other Credit Product is requested by the Member, or funded, committed or otherwise issued or delivered by the Bank hereunder.

d.
Repayment. The Member agrees to repay to the Bank, at its office in the City of Boston, Massachusetts (or at such other place as the Bank may from time to time appoint in writing), each Advance and Other Credit Product according to the terms and conditions as indicated on the records of the Bank and communicated to the Member. The Member further agrees to pay interest on the daily unpaid balances of each Advance, and to pay all expenses, fees, charges and other amounts payable in connection with each Advance and

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Other Credit Product according to the terms and conditions as indicated on the records of the Bank and communicated to the Member. All payments with respect to Advances shall be applied first to any fees or charges applicable thereto, then to interest due thereon and then to any principal amount thereof that is then due and payable. The Bank is authorized to charge the Member’s IDEAL Way Account for all principal and interest payments, expenses, fees, charges and other amounts payable in connection with any Advance or Other Credit Product.

i.
Prepayment Fees. As more specifically described in the Products and Solutions Guide, certain of the Bank’s Advance products may be voluntarily repaid prior to the scheduled maturity of such Advance or termination by the Bank. If the Member elects to repay an Advance prior to its maturity or termination by the Bank, the Member shall pay a prepayment fee (if any) as set forth in the Confirmation related to such Advance that reflects, among other things, the Bank’s expected loss of income on reinvested funds as well as the cost of terminating any hedge contracts associated with the prepaid amount. Any prepayment fees or charges applicable to any Advance or Other Credit Product that is now or hereafter outstanding shall be payable at the time of any voluntary or involuntary payment of the principal of any such Advance or Other Credit Product prior to the originally scheduled maturity thereof, including, without limitation, any payment that is made as a part of a liquidation of the Member or that becomes due as a result of an acceleration pursuant to the terms hereof, whether such payment is made by the Member, by a conservator, receiver, liquidator or trustee of or for the Member, or by any successor to or assignee of the Member.

ii.
Default Rate. Past due amounts owing with respect to any Advance or Other Credit Product, shall bear interest at a rate per annum equal to the greater of: (x) one (1) percentage point higher than the highest rate of interest currently being charged by the Bank on any Advance; and (y) one (1) percentage point higher than the contract rate on the Advance or Other Credit Product, as applicable.

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iii.
Cut-off Time. On any Repayment Date on which the Member is obligated to repay to the Bank an amount equal to or greater than $250,000,000 (as determined by the Bank on (A) a Gross Amount Basis or (B) a Net Amount Basis, if the Member and the Bank have agreed to net Advances) under one or more Advances, the Member agrees to make repayment by the Cut-off Time, on such Repayment Date. In the event that the Member fails to repay the Bank by the Cut-off Time on any such Repayment Date, the Bank shall have the right to establish with the Member a new overnight Advance (I) for a principal amount not to exceed the Gross Amount Basis or Net Amount Basis, as the case may be, (II) that matures on the next succeeding Boston Banking Business Day and (III) with an interest rate equal to the Bank’s Cost of Funds plus the Spread. The Bank shall promptly notify the Member on any Repayment Date if the Bank elects to establish a new overnight Advance with such Member pursuant to this Section 2(d)(iii), and reserves the right to reject any payments, whether on a Gross Amount Basis or Net Amount Basis, received after the Cut-off Time.

For purposes of this Section 2(d)(iii), the following definitions shall apply:

“Cost of Funds” means the rate per annum the Bank would be charged if it were to borrow the money in the wholesale market to fund the relevant overnight Advance.

“Cut-off Time” means 2:00 p.m., Boston time.

“Gross Amount Basis” means the total amount due in respect of any Advances (whether individually or in the aggregate) on any Repayment Date.

“Net Amount Basis” means the total amount due in respect of any Advances (whether individually or in the aggregate) on any Repayment Date after netting such amounts against disbursements of new Advances occurring on that same date.

“Repayment Date” means in respect of any Advance (a) the maturity date as specified on the corresponding Confirmation, (b) in the case of a prepayment of an Advance, the prepayment date mutually agreed to by the Member and the Bank, or (c) any date that the Member elects to repay an Advance (if in accordance with the repayment terms of such Advance).

“Spread” means 0.0625%.

e.
Purchase of Stock. If the Bank’s capital plan, the Federal Regulations, or the Bank Act require(s) the Member to purchase additional Bank capital stock in connection with any Advance or Other Credit Product requested by the Member, the Bank may debit Member’s IDEAL Way Account, prior to (or after) funding or issuing the applicable Advance or Other Credit Product, for the amount of the capital stock that Member is required to purchase.

f.	Authorized Persons. The Member agrees to furnish to the Bank from time to time a certified copy of a resolution of its board of directors or other governing body of equal or higher authority than a board of directors authorizing one or more individuals as the Member shall select to apply for Advances and Other Credit Products from the Bank on behalf of the Member (each an “Authorized Person”). Unless the Member, acting through an Authorized Person, otherwise notifies the Bank in writing, the Bank may, in its sole discretion and subject to the terms of this Agreement, honor requests for Advances and Other Credit Products made by any Authorized Person.

g.
Other Documents. In addition to this Agreement, any Other Credit Product Agreement, and the other agreements, applications and documents specifically referenced herein, the Member shall execute all agreements, applications and other documents reasonably requested by the Bank from time to time as a condition to the Bank making any Advance or Other Credit Product available to the Member.

h.
Evidence of Advances and Other Credit Products. The Bank shall maintain, in accordance with its usual practice, electronic or written records evidencing the principal, interest, expenses, fees, charges and other amounts owing to the Bank resulting from the Advances and Other Credit Products made by the Bank to the Member from time to time. Such records shall be prima facie evidence of the existence and amounts of the Indebtedness therein recorded; provided, however, that the failure of the Bank to maintain such records or any error therein shall not in any manner affect the Member’s obligation to repay any and all Indebtedness in accordance with the terms applicable thereto. Upon written notice by the Bank to the Member that a promissory note or other evidence of Indebtedness is requested by the Bank to evidence Indebtedness owing or payable to, or to be made by, the Bank, the Member promptly (and in any event within three (3) Business Days of any such request) shall execute and deliver to the Bank an appropriate promissory note or notes in form and substance satisfactory to the Bank in its sole discretion. In the event of the mutilation, destruction, loss or theft of any promissory note or other evidence of Indebtedness executed by the Member, upon the written request of the Bank to the Member, the Member promptly (and in any event within three (3) Business Days of any such request) shall execute and deliver to the Bank a replacement in the same form and original principal amount and original date as the promissory note or other evidence of Indebtedness so mutilated, destroyed, lost or stolen, and such replaced promissory note or other evidence of Indebtedness shall then be deemed no longer outstanding.

i.
Certain Long-Term Advances. Pursuant to regulations applicable to the Bank, Advances with maturities greater than five (5) years are deemed to be long-term Advances and shall only be made for the purpose of providing funds for residential housing finance.

j.
LIMITATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO CREATE AN OBLIGATION OF THE BANK TO MAKE ANY ADVANCE OR OTHER CREDIT PRODUCT AVAILABLE TO THE MEMBER. THE MAKING OF ANY ADVANCE OR OTHER CREDIT PRODUCT BY THE BANK SHALL BE IN THE BANK’S SOLE DISCRETION AND SHALL BE SUBJECT TO, AMONG OTHER THINGS, THE BANK HAVING THE APPROPRIATE FUNDING AVAILABLE. MOREOVER, THE BANK RESERVES THE RIGHT TO DELAY OR CANCEL THE FUNDING OF ADVANCES OR OTHER CREDIT PRODUCTS WITHOUT PRIOR NOTICE DUE TO ADVERSE MARKET CONDITIONS OR OTHER FACTORS,

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INCLUDING, WITHOUT LIMITATION, (I) UPON NOTICE FROM THE MEMBER’S PRIMARY REGULATOR OR INSURER THAT THE MEMBER HAS BEEN RESTRICTED FROM OBTAINING ADVANCES OR OTHER CREDIT PRODUCTS FROM A FEDERAL HOME LOAN BANK, OR (II) IF THE MEMBER’S ACCESS TO ADVANCES IS RESTRICTED PURSUANT TO STATUTE OR THE REGULATIONS OF THE BANK’S PRIMARY REGULATOR. THE BANK RESERVES THE RIGHT TO REQUEST UPDATED FINANCIAL INFORMATION FROM THE MEMBER PRIOR TO HONORING ANY REQUEST FOR AN ADVANCE OR OTHER CREDIT PRODUCT.

3.
Grant of Lien. As collateral security for any and all Indebtedness, including without limitation, all Advances and Other Credit Products, the Member hereby assigns, transfers and pledges, to the Bank, and grants to the Bank a security interest in, all of the following property that is now or hereafter owned by the Member (collectively, the “Collateral”):

a.	all of the Member’s capital stock in the Bank and all payments which have been or hereafter are made on account of subscriptions to and all unpaid dividends on such capital stock;

b.
all deposit accounts maintained by the Member at the Bank, all money, cash, checks, drafts, notices, bills, bills of exchange and bonds deposited therein or credit thereto, and increases, renewals, extensions, substitutions and replacements therefore, whether or not deposited in any such deposit account and all statements, certificates, passbooks and instruments representing any such deposit account;

c.
all of the Member’s right, title and interest in and to that certain safekeeping account #223447 established by the Member at the Bank of New York Mellon (the “Custodian”) (together with any successor to such account the “Collateral Account”) and all of the assets (including, without limitation, any and all cash, deposits, credit balances, securities, security entitlements and other investment property, mortgage notes and other instruments, and general intangibles) now or hereafter credited to, carried in or otherwise held by the Custodian in the Collateral Account;

d.	such other items of property of the Member as are offered by the Member to and accepted by the Bank as Collateral hereunder; and

e.	all of the proceeds of any of the foregoing.

4.	Covenants.

a.
Collateral Maintenance Level. The Member agrees to maintain at all times, free and clear of all other claims, pledges, liens and encumbrances, Eligible Collateral that has an aggregate value, as determined by the Bank in such a manner as is specified in the Products and Solutions Guide or as may be otherwise specified in writing by the Bank to the Member from time to time, at least equal to the Collateral Maintenance Level. Except as otherwise provided in this paragraph, the Member shall hold all Collateral in trust for the benefit of, and subject to the direction and control of the Bank. Immediately upon written or oral request by the Bank or upon the occurrence of an event requiring the segregation or delivery of Collateral as established by the Bank in writing, the Member shall at its own expense, physically segregate and list and permit the Bank to participate in such segregation and listing

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or, if so requested or required, deliver (or in the cases of uncertificated securities and securities entitlements, otherwise transfer in such manner as shall be acceptable to the Bank) to and maintain with the Bank or its authorized agents or nominees unencumbered Eligible Collateral that has an aggregate value, determined as set forth above, at least equal to the Collateral Maintenance Level. As long as there has been no Event of Default hereunder, the Member may use, encumber or dispose of any portion of the Collateral that is in excess of the Collateral Maintenance Level and that has not been segregated and listed, delivered or otherwise transferred to the Bank or its authorized agent or nominee in accordance with the preceding sentence; provided, however that the Member will provide the Bank, whenever requested, with certifications and verifications of the amount, market value, status and nature of the Collateral as the Bank may direct and will permit an audit of the Collateral by the Bank at any time.

b.
Safeguarding and Servicing of Collateral. The Member agrees to safeguard, physically and otherwise, all Collateral with at least the same degree of care as the Member uses in safeguarding its other similar property. Without limiting the generality of the foregoing, the Member shall take all action the Bank may deem necessary or desirable to protect and preserve the Collateral and the Bank’s interest therein, including, without limitation, maintaining insurance on property securing loans constituting Collateral, collecting payments under all loans constituting Collateral and under all insurance on property securing loans constituting Collateral, and otherwise assuring that all loans pledged as Collateral are serviced in accordance with the standards of a reasonable and prudent servicer. The Member shall collect all payments when due on all Collateral. If the Bank requires, the Member shall hold such collections separate from the Member’s other monies.

c.	Maintenance of Records.

i.
The Member agrees to keep and maintain, at its own cost and expense, accurate and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with respect to the Collateral.

ii.	The Member further agrees to maintain this Agreement continuously from the time of its execution as an official record of the Member.

d.
Compliance with Terms and Applicable Law. The Member agrees to perform and comply in all material respects with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral. The Member further agrees to comply with all applicable local, state and Federal laws with respect to the Collateral, including, but not limited to, all applicable anti-predatory lending laws and other similar credit-related consumer protection laws, regulations and orders designed to prevent or regulate abusive and deceptive lending practices and loan terms.

e.
Further Assurances. At any time and from time to time, upon the written request of the Bank and at the sole expense of the Member, the Member shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Bank may deem necessary or desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted. The Member hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any jurisdiction any initial

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financing statements and amendments thereto that (a) describes the collateral as the assets of the Member that constitute “Collateral” pursuant to Section 3 of this Agreement, or with greater detail, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Member is an organization, the type of organization and any organization identification number issued to the Member. The Member agrees to furnish any such information to the Bank promptly upon the Bank’s request. Without limiting the foregoing, the Member agrees to provide the Bank at least thirty (30) days’ prior written notice of any change in the state of location of the Member or any change in the Member’s corporate name.

f.
Amendments Not Authorized. The Member acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Bank without the prior written consent of the Bank and agrees that it will not do so without the prior written consent of the Bank, subject to the Member’s rights under Section 9-509(d)(2) of the UCC.

g.
Material Adverse Event Reporting. The Member shall immediately notify the Bank upon the occurrence or discovery of any Material Adverse Event. The Member agrees to make such immediate notification by first calling the Bank’s Credit Department (at the number set forth in the Products and Solutions Guide), and then following up such call by delivering a written notice to the Bank detailing the facts and circumstances surrounding the Material Adverse Event(s). For purposes of this Section 4(g), a “Material Adverse Event” constitutes one or more of the following: (i) the occurrence of any event or series of events with the cumulative effect of adversely impacting the business, operations, properties, assets, or condition (financial or otherwise) of the Member or any of its Affiliates or its parent in any material respect; (ii) the impairment of the Member’s ability to perform its obligations under this Agreement or any other agreement with the Bank, including, without limitation, the impairment of the Member’s ability to repay any Indebtedness; and (iii) the impairment of the Bank’s ability to enforce its rights under this Agreement or any other agreement with the Member.

h.	Products and Solutions Guide. The Member will abide by all other terms and conditions as set forth in the Products and Solutions Guide.

5.	Representations and Warranties. The Member represents and warrants to the Bank that:

a.	the Member has rights in and the power to transfer each item of the Collateral upon which it purports to grant a lien hereunder;

b.	this Agreement is effective to create a valid and continuing lien on the Collateral;

c.
the execution, delivery and performance by it of this Agreement are within its powers, have been duly authorized, and do not contravene (i) its charter, articles of incorporation, certificate of formation, shareholders agreement, operating agreement, limited liability company agreement or other organizational documents, or (ii) any applicable law, statute, regulation, ordinance, tariff or order;

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d.
no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority or other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against it;

e.	this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

f.
no part of any real property securing loans constituting Collateral contains or is subject to the effects of toxins, pollutants, contaminants or hazardous materials or other hazardous substances (including, without limitation, those defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., and any other Federal, state or local environmental, health or safety laws; and in the regulations adopted and publications promulgated pursuant to the aforesaid laws) the presence or effect of which could subject the Bank to any liability under applicable state or Federal law or local ordinance either at any time that the loans secured by such real property are pledged to the Bank as Collateral or upon the enforcement by the Bank of its security interest therein.

If, at any time during the term of this Agreement, any of the foregoing representations or warranties cease to be true, the Member shall immediately notify the Bank in writing. The Member shall be deemed to have repeated each of the foregoing representations and warranties every time any Advance or Other Credit Product is requested by the Member, or funded, committed or otherwise issued or delivered by the Bank hereunder.

6.
Bank’s Rights as to Collateral; Power of Attorney. At any time or times, at the expense of the Member, the Bank may, in its discretion, before or after the occurrence of an Event of Default, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all actions that the Bank may deem necessary or desirable to protect the Bank's interests hereunder and are lawful under the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction under which the Bank may be exercising its rights hereunder, including, without limitation, any or all of the following:

a.	Terminate any consent given hereunder;

b.	Notify obligors on any Collateral to make payments thereon directly to the Bank;

c.	Endorse any Collateral in the Member's name;

d.	Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

e.
Take any action the Member is required to take or which is otherwise necessary to: (i) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (ii) obtain, preserve, protect, enforce or collect the Collateral;

f.	Take control of any funds or other proceeds generated by the Collateral and use the same to reduce any amounts owing by Member to the Bank as they become due; and

g.	Cause the Collateral to be transferred to its name or the name of its nominee.

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The Member hereby appoints the Bank as its true and lawful attorney, with full power of substitution, for and on behalf of the Member and in its name, place and stead, to prepare, execute and record endorsements and assignments to the Bank of all or any item of Collateral, giving or granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Member might or could do. The Member hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Indebtedness and all obligations of the Member hereunder regardless of any default by the Member, is coupled with an interest and is irrevocable for the period granted.

7.	Default; Remedies.

a.	Events of Default. The occurrence of any of the following events or conditions shall constitute an “Event of Default”:

i.
The failure of the Member to: (A) pay when due any amount payable in connection with any Advance or Other Credit Product; (B) pledge or maintain adequate Eligible Collateral in accordance with Section 4(a) hereof; or (C) perform any of its other obligations set forth in this Agreement or in any other agreements or documents governing an Advance or Other Credit Product;

ii.
Any representation, statement, warranty or certification made or furnished in any manner to the Bank by or on behalf of the Member in connection with any Advance or Other Credit Product or the pledge of any Collateral shall have been false or misleading in any material respect when made or furnished;

iii.	The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral;

iv.
Any failure to pay or suspension of payment by the Member to any creditor of sums due or the occurrence of any event which results in another creditor having the right to accelerate the maturity of any indebtedness of the Member under any security agreement, indenture, loan agreement, or comparable undertaking;

v.
The application for or appointment of a conservator or receiver for the Member or of any subsidiary of the Member or the Member's property, entry of a judgment or decree adjudicating the Member or any subsidiary of the Member insolvent or bankrupt or an assignment by the Member or any subsidiary of the Member for the benefit of creditors;

vi.	The sale by the Member of all or a material part of the Member's assets or the taking of any other action by or against the Member to liquidate or dissolve;

vii.	The merger, consolidation or other combination of the Member with an entity which is not a member of the Bank if the nonmember entity is the surviving entity;

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viii.
The termination of the membership of the Member in the Bank or the Member’s ceasing to be the type of financial institution that is eligible to become a member of the Bank under the Bank Act or Federal Regulations; or

ix.	If the Bank reasonably and in good faith deems itself insecure.

b.	Remedies.

i.
Upon the occurrence of any Event of Default, the Bank may, at its option, by notice to the Member, declare all Indebtedness and accrued interest thereon, including, without limitation, any prepayment fees or charges which are payable in connection with the payment prior to the originally scheduled maturity date of any Indebtedness, to be immediately due and payable without presentment, demand, protest or any further notice. Furthermore, in addition to the rights of the Bank set forth in Section 6 hereof (which the Bank may exercise before or after the occurrence of an Event of Default), upon the occurrence of any Event of Default, the Bank shall have all the rights and remedies provided by applicable law, including, without limitation, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts (the “UCC”). In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found without judicial process or by action. The Bank may require the Member to assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to both parties. The Bank may sell, assign and deliver the Collateral or any part thereof at public or private sale for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Member. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition to the address of the Member appearing on the records of the Bank. The proceeds of any sale shall be applied in the order that the Bank, in its sole discretion, may choose. The Member shall be liable to the Bank for any deficiency remaining. The Member agrees to pay all the costs and expenses of the Bank in the collection of any amounts owing by the Member and the enforcement of the Bank's rights and remedies in case of default, including, without limitation, reasonable attorneys' fees. Until paid, the costs and expenses referred to in the foregoing sentence shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for past due amounts owing with respect to any Advance or Other Credit Product set forth in Section 2(d)(ii) hereof.

ii.
If the Indebtedness, accrued interest thereon and other amounts or charges owing by the Member to the Bank shall have become due and payable by acceleration or otherwise, the Bank shall have the right, at any time or from time to time to the fullest extent permitted by law, in addition to all other rights and remedies available to it, without prior notice to the Member, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the

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account of, the Member by the Bank, including without limitation all deposits, credits and monies now or hereafter maintained by the Member with the Bank. Such right shall exist whether or not such debt owing to or funds held for the account of the Member is matured or unmatured, and regardless of the existence or adequacy of any Collateral, guaranty or any other security, right or remedy available to the Bank. The Member hereby consents to and confirms the foregoing arrangements and confirms the Bank's rights of banker’s lien and set off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank’s rights of banker’s lien or set off.

iii.
The Member acknowledges that the breach by the Member of the provisions of this Agreement would cause irreparable injury to the Bank and that remedies at law for any such breach will be inadequate, and consents and agrees that the Bank shall be entitled, without the necessity of proof of actual damage, to specific performance of the terms of this Agreement and to injunctive relief in any proceedings which may be brought to enforce the provisions of this Agreement. The Member waives the right to assert the defense that such breach or violation can be compensated adequately in damages in an action of law.

8.
Limitation on the Bank’s Duty in Respect of Collateral. The Bank shall use reasonable care with respect to the Collateral, if any, in its possession or under its control. The Bank shall not have any other duty as to (a) any Collateral in its possession or control or in the possession or control of any agent or nominee of the Bank (or any income thereon), (b) the preservation of rights against prior parties or (c) any other rights pertaining thereto. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Bank shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any custodian, warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by the Bank in good faith. The Member agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover the Bank’s overhead and other costs relating to the receipt, holding, redelivery and reassignment of Collateral and to reimburse the Bank upon request for all recording fees and other reasonable expenses, disbursements and advances incurred or made by the Bank in connection therewith, including, without limitation, the reasonable compensation and the expenses and disbursements of any agent or nominee of the Bank, and the agents and legal counsel of the Bank and any such agent or nominee. Until paid, the financial obligations of the Member referred to in the foregoing sentence shall be Indebtedness secured by the Collateral.

9.
Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Member for liquidation or reorganization, should the Member become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, conservator or trustee be appointed for all or any significant part of any the Member’s assets, and shall continue to be effective or be reinstated, as the case may be, if any payment or performance by Member of the Indebtedness or obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Bank (whether as a “voidable preference,” “fraudulent conveyance,” or otherwise), as though such payment or performance had not been made. In the event that any payment or performance by Member of the Indebtedness or obligations hereunder, or any part thereof, is so rescinded, reduced, restored or returned, then the Indebtedness and obligations

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hereunder shall be reinstated, and shall be deemed reduced only by the amount, if any, that was paid or performed by Member and is not so rescinded, reduced, restored or returned.

10.
Indemnification. The Member shall indemnify and hold harmless the Bank and its directors, officers, employees and agents (collectively, the “Indemnified Parties”) from, and defend the Indemnified Parties against, any and all losses, damages, liabilities, judgments, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees) that result from or arise in connection with any claim or demand brought by a third party (unaffiliated with the Bank or the Member) against an Indemnified Party relating to: (a) the Member’s use of Advances or Other Credit Products (except to the extent that such losses, damages, liabilities, judgments, penalties, fines, costs or expenses are finally adjudged to have resulted from the Bank’s gross negligence or willful misconduct); (b) the presence or effects of any toxic, contaminating, polluting or hazardous substances or materials in, on, or under any real property securing loans constituting Collateral; (c) any Collateral not complying in all material respects with (i) applicable local, state, and Federal laws, including, but not limited to, all applicable anti-predatory lending laws and other similar credit-related consumer protection laws, regulations and orders designed to prevent or regulate abusive and deceptive lending practices and loan terms, or (ii) the Bank’s anti-predatory lending policy; and (d) the Member’s pledge of assets to the Bank that are unacceptable as collateral in accordance with the Products and Solutions Guide. If any third party makes a claim or demand covered by this Section 10 against an Indemnified Party with respect to which the Indemnified Party intends to seek indemnification under this Section, the Indemnified Party shall give notice of such claim or demand to the Member, including a brief description of the amount and basis therefor, if known (but the failure to give such notice shall not relieve the Member from its obligations under this section except to the extent that it is prejudiced thereby). The Indemnified Party shall permit the Member (at the Member’s expense) to assume the defense of any claim or demand, or any litigation resulting therefrom, with counsel reasonably acceptable to the Indemnified Party. In the defense of any such claim, the Member shall not, except with the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party, or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim. In the event that the Member does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and with the written consent of the Indemnifying Party (which consent may not be unreasonably withheld) shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Member and the Indemnified Parties shall cooperate in the defense of any claim or litigation subject to this Section 10 and the records of each shall be available to the others with respect to such defense.

11.
Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-

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delivered by messenger, all of which shall be addressed to the party to be notified and sent, in the case of the Bank, to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided, and, in the case of the Member, to the address or facsimile number indicated on the signature page hereto; provided, however, that in the event the Member fails to include an address on the signature page hereto, the Bank’s shall be authorized to address any such communication to the Member at the address or facsimile number for the Member indicated on the records of the Bank, Attn: President. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

If to the Bank:

Federal Home Loan Bank of Boston
800 Boylston Street, 9th Floor
Boston, Massachusetts 02199
Attention: Credit Department
Telephone: (617) 292-9729
    Facsimile: (617) 375-2240

With a copy to:

Federal Home Loan Bank of Boston
800 Boylston Street, 9th Floor
Boston, Massachusetts 02199
Attention: General Counsel
    Telephone: (617) 292-9600
    Facsimile: (617) 375-2243

12.
Successors and Assigns. The Bank may assign or transfer its rights under and interests in this Agreement, including its rights and interests with respect to any Advances, any Other Credit Products and any Collateral, to any party to the extent permitted by Federal Regulations and the Bank Act. The Member may not assign or transfer any of its rights or obligations hereunder without the express written consent of the Bank. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Member and the Bank.

13.
Counterparts. This Agreement, and any amendments, waivers, consents or supplements related hereto, may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of a signature page to, or an executed counterpart of, this Agreement (or any amendment, waiver, consent or supplement related hereto) by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

14.
Applicable Law; Consent to Jurisdiction. This Agreement and all Advances and Other Credit Products hereunder shall be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws (exclusive of the choice of

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law provisions) of the Commonwealth of Massachusetts. Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall be deemed applicable to this Agreement and to any Advance or Other Credit Product hereunder and shall govern the attachment and perfection of any security interest granted hereunder. The Member agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in courts of the Commonwealth of Massachusetts located in Suffolk County, or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Member by mail at the address specified in Section 11 hereof. The Member hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

15.
Waiver of Jury Trial. THE MEMBER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Member waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Member (i) certifies that none of the Indemnified Parties has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (ii) acknowledges that, in making Advances and Other Credit Products available to the Member, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 15.

16.
Marshaling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Indebtedness or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Member hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Indebtedness or under which any of the Indebtedness is outstanding or by which any of the Indebtedness is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Member hereby irrevocably waives the benefits of all such laws.

17.
No Waiver by Bank. The Bank shall not be deemed to have waived any of its rights and remedies in respect of the Indebtedness or the Collateral unless such waiver shall be in writing and signed by an authorized officer of the Bank. No delay or omission on the part of the Bank in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Bank with respect to the Indebtedness or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Bank deems expedient.

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18.
Severability. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.

19.	Headings. Section headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

20.
Termination. This Agreement shall apply to existing and future Advances and Other Credit Products and shall remain in full force and effect until terminated by written notice by the Member or by the Bank, provided that any such termination shall not terminate or impair the terms of this Agreement as to all Advances and Other Credit Products outstanding hereunder at the time of such termination or to the pledge of Collateral hereunder.

21.
Amendment and Restatement; Amendment of Related Agreements. This Agreement amends, restates, replaces and supersedes in their entirety any Agreement for Advances, Collateral Pledge and Security Agreement and any Short-Term Advance Master Application previously executed by the Member for the benefit of the Bank (collectively, the “Superseded Agreements”). The Bank and the Member (a) hereby agree that all references to the Superseded Agreements that are included in any other agreement, application, confirmation, notice, advice or other document executed or delivered by the Member and/or the Bank in connection with any Advance, Other Credit Product or other product or service provided by the Bank to the Member (including, without limitation, in any funding agreement, Other Credit Product Agreement or Correspondent Services Agreement) shall be deemed to be references to this Agreement, as amended from time to time, and (b) hereby amend all such agreements, applications, confirmations, notices, advice and other documents to the extent necessary or appropriate to reflect such changed references. All Advances, Other Credit Products and any other products or services made or provided by the Bank to the Member prior to the execution of this Agreement shall be governed by the terms of this Agreement in lieu of the terms of the Superseded Agreements.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Member, by authority of its Board of Directors or governing body, has caused this Agreement to be executed by its duly authorized officers under seal on this 8 day of February, 2018.

Voya Retirement Insurance and Annuity Company
(Member Institution)

By: /s/ Debra Bell
(Signature)

Name: Debra Bell
(Print Name)

Title: Vice President and Assistant Treasurer

Address for notices under Section 11:

Address 1: 5780 Powers Ferry Road
            Address 2:
            City, State, Zip: Atlanta GA 30327
            Attention: Mark Boland
Telephone: 770-850-7745
            Facsimile:

Acknowledged and Agreed to as of this
8 day of February, 2018:

FEDERAL HOME LOAN BANK OF BOSTON

By: /s/ Rachele R. McDonough
Name: Rachele R. McDonough
Title: VP, Director of Bank Operations

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